UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________
FORM 8-K
 _____________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): March 1, 2013
_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________________________________________

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On March 1, 2013, the audit committee of our board of directors concluded that the previously issued financial statements contained in our annual report on Form 10-K for the year ended December 31, 2011, and all unaudited quarterly reports on Form 10-Q in 2011 and 2012 (collectively, the “Prior Periods”), as well our selected financial data for the related periods, should no longer be relied upon because of errors in those financial statements. The errors relate to the timing of recognition of revenue from sales to certain distributors.
In addition to the financial statements for the Prior Periods, related press releases furnished on current reports on Form 8-K, reports and stockholder communications describing our financial statements for the Prior Periods and the report of our independent registered public accounting firm, McGladrey LLP (formerly McGladrey & Pullen, LLP), related to the year ended December 31, 2011, should no longer be relied upon.
The conclusion that the financial statements for the Prior Periods cannot be relied upon is the result of an investigation by our audit committee, with the assistance of independent outside counsel and forensic accountants. The investigation commenced following receipt of information concerning potential recognition of revenue prior to the satisfaction of certain of the criteria required to be met to recognize revenue.
The investigation discovered arrangements with certain of our distributors regarding the payment terms for sales to such distributors with respect to certain transactions. These arrangements had not been communicated to our finance and accounting department and, therefore, had not been considered when recording revenue on shipments to these distributors. Based on the terms of the agreements with these distributors as they were known to our finance and accounting department, it had been our policy to account for revenue related to shipments to these distributors as title passed to the distributor at either shipment from our facilities or receipt at the distributor's facility, assuming all other revenue recognition criteria had been achieved. As a result of the arrangements discovered during the investigation, we do not believe that a fixed or determinable sales price existed at the time of shipment to these distributors, nor was collection reasonably assured, at least with respect to certain transactions. Therefore, the revenue from such sales should not have been recognized at the time of shipment to these distributors.
We believe that the impact to the Prior Periods of correcting the errors in revenue recognition related to sales transactions to these distributors will be to decrease previously reported revenues and profits for 2011 and the first three quarters of 2012, and to increase revenue and profits by the same amounts in subsequent periods.
We believe that the restatement of revenue related to these distributors will decrease previously reported revenues for fiscal year 2011 by approximately $6.5 million and decrease revenues in the first three quarters of 2012 by approximately $5.5 million in the aggregate.
We also believe that the restatement of revenue related to these distributors will result in shipments to these distributors for which title has passed to the distributor, but for which the revenue recognition criteria has not been fully achieved, of approximately $12.0 million as of September 30, 2012. Of the shipments to these distributors that had not been collected as of September 30, 2012, and therefore not recognized as revenue, we collected $4.6 million in the fourth quarter of 2012 and $3.0 million to date in the first quarter of 2013, leaving $4.4 million outstanding that will be recognized as revenue as we receive payments in the future.
We are in the process of evaluating deficiencies in our internal controls over financial reporting and have preliminarily concluded that we have material weaknesses in our internal controls over financial reporting related to the identification and evaluation of revenue transactions which deviate from contractually established payment terms and therefore have preliminarily concluded that our internal controls over financial reporting and disclosure are not effective. We intend to design and implement controls to remediate these deficiencies.
As a result of our investigation, certain employees were terminated and our Sr. Vice President of Sales and Marketing resigned as reported in Item 5.02 of this Form 8-K.
The Company, including the audit committee, has discussed the foregoing matters with our independent registered public accounting firm, McGladrey LLP. The audit committee has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its financial statements for the Prior Periods. We intend to file restated financial statements for the Prior Periods as soon as reasonable practicable after this filing.

Forward Looking Statements
Information in this Form 8-K regarding the status and determinations resulting from our audit committee's independent investigation, as well as other expectations and beliefs, are forward-looking statements that involve risks and uncertainties. These statements include statements regarding the effects of the restatement of our past financial statements and the effects of the restatement on past and future results of operations and revenues; and the expected timing of filing of our required periodic reports. All forward-looking statements included in this Form 8-K are based upon information available to us as of the date of this Form 8-K, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the final conclusions of the audit committee (and the timing of such conclusions) concerning matters relating to the independent investigation, the discovery of additional information relevant to the independent investigation, any additional conclusions of the audit committee (and the timing of such conclusions) concerning matters relating to our revenue recognition, the timing of the review by, and the conclusions of, our independent registered public accounting firm regarding our revenue recognition and related accounting, accounting adjustments to our financial statements for certain periods, the application of accounting or tax principles in an unanticipated manner, an unanticipated delay in the preparation and filing of our required reports with the SEC or an inability to meet the requirements of the NASDAQ Global Market for continued listing of our shares and other risks detailed from time to time in our SEC reports and filings, including our annual report on Form 10-K, filed on February 16, 2012 and subsequent quarterly reports on Form 10-Q.
The independent investigation by the audit committee is ongoing, and the determinations discussed in this current report on Form 8-K are preliminary. In addition, the investigation and possible conclusions have had and may in the future have an impact on the amount and timing of revenue; accounting adjustments to our financial statements for the periods in question; our ability to file required reports with the SEC on a timely basis; our ability to meet the requirements of the NASDAQ Global Market for continued listing of our shares; potential claims and proceedings relating to such matters, including shareholder or employee litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications for us resulting from any accounting adjustments or other factors.

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Van Andrews, our Sr. Vice President of Sales and Marketing resigned on March 1, 2013, effective immediately, in connection with the ongoing independent investigation by the audit committee of our board of directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Maxwell Technologies, Inc. on March 7, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal Chief Financial Officer
Date: March 7, 2013

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Maxwell Technologies, Inc. on March 7, 2013